                                                                    EXHIBIT 99.1


KELLY
BROADCASTING CO.
(A Limited Partnership)
FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Kelly Broadcasting Co.

In our opinion, the accompanying balance sheets and the related statements of income, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Kelly Broadcasting Co. (a limited partnership) at December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Sacramento, California
November 13, 1998

Kelly Broadcasting Co. (A Limited Partnership)

Balance Sheets
--------------------------------------------------------------------------------

                                                                                      June 30,     September 30,
                                                             December 31,               1998           1998
         Assets                                          1996            1997        (unaudited)    (unaudited)
Current assets:
  Cash and equivalents                            $   8,273,620   $   2,453,516   $   1,725,916  $   1,928,406
  Investments                                         3,509,610         100,000         100,000        100,000
  Receivables, less allowance for doubtful
   accounts of $770,000                               9,904,871      11,211,826      11,454,704      8,368,518
  Other receivables                                     443,462         483,882         771,216        752,129
  Current portion of film contract rights             3,976,602       6,116,867       4,608,620      9,458,416
  Prepaid expenses and other assets                     951,578         463,446         641,934        383,880
                                                  -------------   -------------   -------------  -------------
     Total current assets                            27,059,743      20,829,537      19,302,390     20,991,349

  Film contract rights, less current portion          1,106,277       4,593,592       3,984,094      6,446,736
  Property, equipment and improvements, net          10,921,253      16,188,842      14,588,397     14,703,592
  Intangible assets                                   1,860,675      80,965,586      78,201,297     76,819,143
  Investments                                         1,501,990               -               -              -
  Other assets                                          925,250       1,740,909       1,689,930      1,664,442
                                                  -------------   -------------   -------------  -------------
     Total assets                                 $  43,375,188   $ 124,318,466   $ 117,766,108  $ 120,625,262
                                                  =============   =============   =============  =============

    Liabilities and Partners' Equity

Current liabilities:
  Accounts payable                                $   1,366,597   $     959,440   $   1,013,753  $   1,683,005
  Accrued liabilities                                 1,830,722       2,322,784       1,801,455      2,045,202
  Accrued compensation                                  980,712       1,545,801         759,167      1,009,883
  Film contract obligations due within one year       4,014,630       4,474,016       3,828,048      7,530,450
  Current portion of long-term debt                     500,000       1,882,000               -              -
                                                  -------------   -------------   -------------  -------------
     Total current liabilities                        8,692,661      11,184,041       7,402,423     12,268,540

  Refundable deposit                                    107,108         107,824         107,824        107,824
  Film contract obligations due after one year          437,349       3,681,032       3,616,831      7,632,643
  Long-term debt, less current portion                1,500,000      94,111,000      91,465,200     86,948,400
                                                  -------------   -------------   -------------  -------------
                                                     10,737,118     109,083,897     102,592,278    106,957,407

   Commitments and contingencies (Notes 5 & 7)

   Partners' equity                                  32,638,070      15,234,569      15,173,830     13,667,855
                                                  -------------   -------------   -------------  -------------
     Total liabilities and partners' equity       $  43,375,188   $ 124,318,466   $ 117,766,108  $ 120,625,262
                                                  =============   =============   =============  =============


  The accompanying notes are an integral part of these financial statements.

Kelly Broadcasting Co. (A Limited Partnership)

Statements of Income

-----------------------------------------------------------------------------------------------------------------------------
                                               Year ended                         Six months ended          Nine months ended
                                              December 31,                            June 30,                September 30,
                                  1995            1996          1997           1997             1998        1997         1998
                                                                                     (unaudited)                (unaudited)
Revenues:

  Broadcasting, net              $53,075,389    $59,892,815    $64,093,444   $31,623,774   $34,825,020  $47,039,266  $51,203,998
  Production and other             1,036,794      1,136,543      1,217,888       630,565       985,303      924,097    1,349,214
  Interest income                    282,000        536,419        400,623       227,458        76,634      345,933       99,755
                                 -----------    -----------    -----------   -----------   -----------  -----------  -----------
     Total revenues               54,394,183     61,565,777     65,711,955    32,481,797    35,886,957   48,309,296   52,652,967
                                 -----------    -----------    -----------   -----------   -----------  -----------  -----------

Costs and expenses:
  Programming                     21,337,452     21,452,753     20,954,134     9,644,896    12,157,328   13,812,249   18,398,448
  Technical                        3,042,786      2,964,301      3,485,418     1,562,114     1,653,824    2,419,444    2,419,216
  Selling and promotion            7,993,112      8,035,022      8,846,233     4,108,432     3,502,269    6,293,472    4,963,505
  General and administrative       6,197,519      6,083,398      6,212,603     2,920,197     3,060,837    5,133,637    4,559,594
  Depreciation                     1,989,337      2,951,030      3,100,936     1,223,125     1,711,284    1,938,422    2,570,057
  Amortization                             -              -      1,382,145             -     2,764,289            -    4,146,443
  Interest                           327,649        227,346      1,604,295        91,600     3,728,037      139,311    5,503,845
                                 -----------    -----------    -----------   -----------   -----------  -----------  -----------
     Total costs and expenses     40,887,855     41,713,850     45,585,764    19,550,364    28,577,868   29,736,535   42,561,108
                                 -----------    -----------    -----------   -----------   -----------  -----------  -----------

Net income                       $13,506,328    $19,851,927    $20,126,191   $12,931,433    $7,309,089  $18,572,761  $10,091,859
                                 ===========    ===========    ===========   ===========   ===========  ===========  ===========

  The accompanying notes are an integral part of these financial statements.

Kelly Broadcasting Co. (A Limited Partnership)

Statements of Partners' Equity
Page 1 of 5

------------------------------------------------------------------------------------------------------------------------------------
                                                General Partners
                                              and Limited Partners                   Limited Partners

                                           Robert E.          Jon S.           Christopher        Gregory
                                            Kelly             Kelly               Kelly            Kelly         Total

Balance at December 31, 1994            $   8,681,176   $  10,612,537         $   1,437,605   $   5,506,177   $  26,237,495

Contributions                                 344,920         345,390                     -               -         690,310

Net income                                  4,515,917       5,767,645               540,720       2,682,046      13,506,328

Withdrawals                                (2,808,905)     (3,091,561)             (422,042)     (1,652,546)     (7,975,054)
                                        -------------   -------------         -------------   -------------   -------------

Balance at December 31, 1995            $  10,733,108   $  13,634,011         $   1,556,283   $   6,535,677   $  32,459,079
                                        =============   =============         =============   =============   =============

Ownership interest at December 31, 1995:

  General partnership interest                   1.0%            1.0%                     -               -              2%
  Limited partnership interest                32.885%         41.885%                3.715%         19.515%             98%
                                        -------------   -------------         -------------   -------------   -------------

Total ownership interest                      33.885%         42.885%                3.715%         19.515%            100%
                                        =============   =============         =============   =============   =============


  The accompanying notes are an integral part of these financial statements.

Kelly  Broadcasting Co. (A Limited Partnership)

Statements of  Partners'  Equity
Page 2 of 5

--------------------------------------------------------------------------------------------------------------------------------

                                                          General Partners
                                                       and Limited Partners             Limited Partners

                                                       Robert E.        Jon S.        Christopher     Gregory
                                                        Kelly           Kelly            Kelly         Kelly           Total
Balance at December 31, 1995                         $  10,733,108    $ 13,634,011   $  1,556,283     $ 6,535,677  $  32,459,079

Contributions                                              437,761       1,635,896              -         162,531      2,236,188

Net income                                               6,742,565       8,401,858        753,746       3,953,758     19,851,927

Unrealized gain on securities available for sale               648             821             71             373          1,913

Withdrawals                                             (6,042,864)    (11,957,973)    (1,036,397)     (2,873,803)   (21,911,037)
                                                     --------------   -------------  -------------    ------------ --------------

Balance at December 31, 1996                         $  11,871,218    $ 11,714,613   $  1,273,703     $ 7,778,536  $  32,638,070
                                                     ==============   =============  =============    ============ ==============
Ownership interest at December 31, 1996:

       General partnership interest                            1.0%            1.0%             -               -              2%
       Limited partnership interest                         32.885%         41.885%         3.715%         19.515%            98%
                                                     --------------   -------------  -------------    ------------ --------------

Total ownership interest                                    33.885%         42.885%         3.715%         19,515%           100%
                                                     ==============   =============  =============    ============ ==============


  The accompanying notes are an integral part of these financial statements.

Kelly Broadcasting Co. (A Limited Partnership)

Statements of Partners' Equity
Page 3 of 5
--------------------------------------------------------------------------------

                                                 General Partners
                                               and Limited Partners

                                    Robert E.         Jon S.         JS Kelly
                                     Kelly            Kelly             LLC
Balance at December 31, 1996   $11,871,218        $11,714,613      $      -

  Transfer of ownership        (10,352,201)        (6,692,799)       6,692,799

  Contributions                    515,737            611,344        2,849,006

  Net income                     6,304,274          7,856,330          854,893

  Unrealized loss on securities
     available for sale               (650)              (821)

  Interest on excess cash
     distributions                                                       4,268

  Withdrawals                   (8,338,378)       (13,488,667)      (1,822,823)
                               -----------        -----------      -----------

Balance at December 31, 1997    $     -           $      -         $ 8,578,143
                               ===========        ===========      ===========


Ownership interest at December 31, 1997:


   General partnership interest                                         0.2000%
   Limited partnership interest                                        64.8613%
                                                                   -----------

Total ownership interest                                               65.0613%
                                                                   ===========

                                                       Limited Partners


                                  Christopher     Gregory        GG Kelly       Robert E.         Total
                                    Kelly         Kelly            LLC           Kelly
Balance at December 31, 1996     $1,273,703     $7,778,536     $     -        $     -         $32,638,070

  Transfer of ownership          (1,267,059)    (6,313,902)     6,313,902      1,478,272      (10,140,988)

  Contributions                       7,284           -           503,584         43,871        4,530,826

  Net income                        692,405      3,719,753        459,728        238,808       20,126,191

  Unrealized loss on securities
     available for sale                 (71)          (373)                                        (1,915)

  Interest on excess cash
     distributions                                                 (4,447)           179

  Withdrawals                      (706,262)    (5,184,014)    (2,205,771)      (171,700)     (31,917,615)
                                   --------     ----------     ----------     ----------      -----------

Balance at December 31, 1997       $   -        $     -        $5,066,996     $1,589,430      $15,234,569
                                   ========     ==========     ==========     ==========      ===========


Ownership interest at December 31, 1997:


   General partnership interest                                                                     0.200%
   Limited partnership interest                                   29.9387%           5.0%          99.800%
                                                               ----------     ----------      -----------

Total ownership interest                                          29.9387%           5.0%         100.000%
                                                               ==========     ==========      ===========

  The accompanying notes are an integral part of these financial statements.

Kelly  Broadcasting Co. (A Limited Partnership)

Statements of  Partners'  Equity
Page 4 of 5

--------------------------------------------------------------------------------------------------------------------------------

                                                   General Partner
                                                 and Limited Partner                           Limited Partners

                                                       JS Kelly                    GG Kelly       Robert E.
                                                         LLC                         LLC           Kelly           Total
Balance at December 31, 1997                         $   8,578,143              $  5,066,996   $  1,589,430    $ 15,234,569

  Contributions (unaudited)                              5,381,515                 2,614,792              -       7,996,307

  Net income (unaudited)                                 4,510,122                 2,076,885        722,082       7,309,089

  Interest on excess cash
    distributions (unaudited)                               (3,850)                    1,523          2,327               -

   Withdrawals (unaudited)                             (11,006,540)               (4,109,595)      (250,000)    (15,366,135)
                                                     --------------             -------------  -------------    ------------

Balance at June 30, 1998 (unaudited)                 $   7,459,390              $  5,650,601    $ 2,063,839    $ 15,173,830
                                                     ==============             =============  =============    ============
Ownership interest at June 30, 1998 (unaudited):

       General partnership interest                         0.2000%                        -              -           0.200%
       Limited partnership interest                        64.8613%                  29.9387%           5.0%         99.800%
                                                     --------------             -------------  -------------    ------------

Total ownership interest                                   65.0613%                  29.9387%           5.0%         100.00%
                                                     ==============             =============  =============    ============

  The accompanying notes are an integral part of these financial statements.

Kelly Broadcasting Co. (A Limited Partnership)

Statements of Partners' Equity
Page 5 of 5

                                                   General Partner
                                                 and Limited Partner                           Limited Partners

                                                       JS Kelly                    GG Kelly       Robert E.
                                                         LLC                         LLC           Kelly           Total
Balance at June 30, 1998 (unaudited)                 $   7,459,390              $  5,650,601   $  2,063,839    $ 15,173,830

   Contributions (unaudited)                             4,295,148                 2,082,378              -       6,377,526

   Net income (unaudited)                                1,690,653                   778,707        313,410       2,782,770

   Interest on excess cash
     distributions (unaudited)                               8,169                    (9,799)         1,630               -

   Withdrawals (unaudited)                              (5,219,736)               (5,256,331)      (190,204)    (10,666,271)
                                                     --------------             -------------  -------------    ------------

Balance at September 30, 1998 (unaudited)            $   8,233,624              $  3,245,556    $ 2,188,675    $ 13,667,855
                                                     ==============             =============  =============    ============

Ownership interest at September 30, 1998 (unaudited):

   General partnership interest                             0.2000%                        -              -           0.200%
   Limited partnership interest                            64.8613%                  29.9387%           5.0%         99.800%
                                                     --------------             -------------  -------------    ------------

Total ownership interest                                   65.0613%                  29.9387%           5.0%         100.00%
                                                     ==============             =============  =============    ============

Kelly Broadcasting Co. (Limited Partnership)

Statements of Cash Flows
Page 1 of 2

------------------------------------------------------------------------------------------------------------------------------------

                                                                             Year ended                      Six months ended
                                                                             December 31,                        June 30,

                                                            1995                1996         1997         1997             1998
                                                                                                               (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                              $13,506,328       $19,851,927   $20,126,191   $12,931,433    $7,309,089
  Adjustments to reconcile net income to
    net cash provided by operating activities:
         Depreciation                                       1,989,337         2,951,030     3,100,936     1,223,125     1,711,284
         Amortization of film contract rights               7,238,984         6,433,065     5,299,027     2,296,863     4,126,231
         Amortization of intangible assets                          -                 -     1,409,998             -     2,764,289
         Unrealized gain on investments available for sale
         Loss on sale of property, equipment
           and improvements                                   (51,200)           37,316       296,301         (9,466)      (4,969)
         Donation of equity securities                        387,488                 -             -              -            -
         Changes in assets and liabilities:
            Trade and other receivables                    (1,219,254)          839,799    (1,347,375)    (2,478,529)    (530,212)
            Prepaid expenses and other assets                 (57,231)         (425,695)      488,132       (340,186)    (127,509)
            Accounts payable and accrued liabilities         (867,558)        1,754,626        85,621     (1,948,392)    (467,016)
            Accrued compensation                              266,008          (442,002)      565,089        293,555     (786,634)
            Film contract rights                           (2,376,478)       (4,517,068)   (9,582,009)      (848,905)  (2,008,486)
            Film contract obligations                      (2,478,825)          (75,102)    3,703,069     (1,351,469)    (710,169)
                                                           -----------       -----------   -----------    -----------  -----------
                Net cash provided by operating activities  16,337,599        26,407,896    24,144,980      9,768,029   11,275,898
                                                           -----------       -----------   -----------    -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, equipment
    and improvements                                       (5,079,715)       (2,293,226)   (2,877,685)    (1,582,165)    (119,271)
  Dispositions of property, equipment
    and improvements                                          240,165            72,689        40,091         44,402       13,401
  Purchase of investments                                           -       (10,421,600)  (18,919,560)    (8,998,308)           -
  Sales of investments                                              -         5,417,063    23,829,245      8,905,053            -
                  Net cash (used in) provided by           -----------       -----------   -----------    -----------  -----------
                     investing activities                  (4,839,550)       (7,225,074)    2,072,091     (1,631,018)    (105,870)
                                                           -----------       -----------   -----------    -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                           -                -    95,993,000              -             -
  Payment of debt issuance costs                                     -                -      (843,512)             -             -
  Partners' contributions                                      690,310        2,236,188     4,530,826        765,963     7,996,307
  Partners' withdrawals                                     (7,975,054)     (21,911,037)  (31,917,615)   (12,580,880)  (15,366,135)
  Payment upon transfers of partnership interests                    -                -   (97,799,874)             -             -
  Principal payments on long-term debt                      (1,000,000)        (500,000)   (2,000,000)             -    (4,527,800)
                                                           -----------       -----------   -----------    -----------  -----------
                   Net cash used in financing activities    (8,284,744)     (20,174,849)  (32,037,175)   (11,814,917)  (11,897,628)
                                                           -----------       -----------   -----------    -----------  -----------

Net increast (decrease) in cash and cash equivalents         3,213,305         (992,027)   (5,820,104)    (3,677,906)     (727,600)
Cash and cash equivalents, beginning of period               6,052,342        9,265,647     8,273,620      8,273,620     2,453,516
                                                           -----------       -----------   -----------    -----------  -----------

Cash and cash equivalents, end of period                   $ 9,265,647      $ 8,273,620   $ 2,453,516    $ 4,595,714   $ 1,725,916
                                                           -----------       -----------   -----------    -----------  -----------

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Interest paid                                            $   327,649      $   227,346   $   955,608    $    91,600   $ 2,819,820
                                                           -----------       -----------   -----------    -----------  -----------

SUPPLEMENTAL DISCLOSURE OF FINANCING ACTIVITIES:
  Increase in assets upon transfer of
    Partnership interests:
      Property, equipment and improvements, net                                           $ 5,827,232
      Film contract rights                                                                  1,344,598
      Intangible assets                                                                    80,487,056
                                                                                          ------------
                                                                                           87,658,886
  Partnership interests acquired                                                           10,140,988
                                                                                          -----------
  Payment upon transfers of Partnership interests                                         $97,799,874
                                                                                          -----------

Kelly Broadcasting Co. (Limited Partnership)

Statements of Cash Flows
Page 2 of 2

                                                                   Nine months ended
                                                                     September 30,

                                                               1997                 1998
                                                                         (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                   18,572,761         10,091,859
  Adjustments to reconcile net income to
    net cash provided by operating activities:
         Depreciation                                           1,938,422          2,570,057
         Amortization of film contract rights                   3,902,132          7,677,238
         Unrealized gain on investments available for sale              -          4,146,443
         Loss on sale of property, equipment                        1,512                  -
           and improvements                                       281,391             (2,767)
         Donation of equity securities                                  -                  -
         Changes in assets and liabilities:
             Trade and other receivables                         (721,890)         2,575,061
             Prepaid expenses and other assets                    326,691            156,033
             Accounts payable and accrued liabilities          (1,594,570)           445,983
             Accrued compensation                                 189,802           (535,918)
             Film contract rights                             (10,957,427)       (12,871,931)
             Film contract obligations                          5,590,008          7,008,045
                                                              -----------        -----------
                Net cash provided by operating activities      17,528,832         21,260,103
                                                              -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, equipment
    and improvements                                           (2,632,730)        (1,097,042)
  Dispositions of property, equipment
    and improvements                                               54,253             15,002
  Purchase of investments                                     (13,606,563)                 -
  Sales of investments                                         13,455,189                  -
                                                              -----------        -----------
                Net cash (used in) provided by
                     investing activities                      (2,729,851)        (1,082,040)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                              -                  -
  Payment of debt issuance costs                                        -                  -
  Partners' contributions                                         990,106         14,373,833
  Partners' withdrawals                                       (18,728,340)       (26,032,406)
  Payment upon transfers of partnership interests                       -                  -
  Principal payments on long-term debt                                  -         (9,044,600)
                                                              -----------        -----------
                Net cash used in financing activities         (17,738,234)       (20,703,173)
                                                              -----------        -----------

Net increase (decrease) in cash and cash equivalents           (2,939,253)          (525,110)
Cash and cash equivalents, beginning of period                  8,273,620          2,453,516
                                                              -----------        -----------
Cash and cash equivalents, end of period                        5,334,367          1,928,406
                                                              -----------        -----------

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Interest paid                                                   139,311          4,671,147
                                                              -----------        -----------

   The accompanying notes are an integral part of these financial statements

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS
    Kelly Broadcasting Co. (the Partnership) owns and operates television station KCRA (an NBC affiliate) and programs television station KQCA (a United Paramount Network (UPN) affiliate) (see Note 4). In January, 1998 KQCA became a Warner Brothers (WB) affiliate. Both stations are located in the greater Sacramento area of California.

    In October 1997, the Partnership agreement was amended and a Partner withdrew as General Partner and sold the majority of his partnership interests to two related Limited Liability Companies (LLC Partners). Also, a Limited Partner sold his entire partnership interest to one of the related LLC's. In addition, a General Partner and a Limited Partner assigned their partnership interests to the two related LLC's.

    The LLC Partners entered into a debt agreement with several banks to finance the purchase of partnership interests as described above, as well as purchase partnership interests in a related television station. Borrowings under the debt agreement totaled $255 million at December 31, 1997, of which $95,993,000 or 37.6% was used for the purchase of interests in the Partnership. Substantially all of the Partnerships' assets collateralize the borrowings. Accordingly, push down accounting has been applied and the debt, related interest expense and debt issuance costs attributable to this Partnership are reflected on the Partnership's financial statements. See
    Note 6 for further discussion of the borrowings.

    FINANCIAL STATEMENT PRESENTATION
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PARTNERS' EQUITY
    The amended Partnership agreement allows for income allocations and cash distributions to be made to the LLC Partners on a non-pro rata basis. To the extent cash distributions exceed or are less than the Partner's pro rata share, interest is charged or credited to the Partner's capital account. The loan covenants for the LLC borrowings described above restrict Partner withdrawals to primarily tax and debt service payments.

    Before the amendment to the Partnership agreement, each Partner was to maintain a minimum level of capital with income allocated based upon ownership percentages. Interest was charged or credited to the capital accounts based upon the level of capital maintained.

    CASH AND CASH EQUIVALENTS
    Cash and cash equivalents include demand deposits and deposits in money market funds which invest in California municipal securities and Treasury securities with average maturities of three months or less.

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    PROPERTY AND EQUIPMENT
    Property and equipment is recorded at cost. Depreciation is computed principally by declining-balance methods over the estimated useful lives of the assets, which range from 3 to 39 years.

    INVESTMENTS
    Investments for which the Partnership has the positive intent and ability to hold to maturity are classified as "held to maturity" and are carried at cost, adjusted for unamortized premiums or discounts. The remainder of the Partnership's investments may not necessarily be held to maturity and accordingly have been classified as "available for sale." These investments are reported at fair value and unrealized holding gains and losses are netted and reported as a separate component of Partners' equity in the Statement of Partners' Equity. Realized gains and losses on sales of investments are determined using the specific identification method and are recognized in current operations.

    FINANCIAL INSTRUMENTS
    The LLC Partners entered into interest rate swaps to manage exposure to fluctuations in interest rates under its variable rate debt agreement. The interest rate differential on interest rate swap contracts used to hedge the underlying debt obligation is reflected as an adjustment to interest expense over the life of the swaps.

    REVENUES
    Broadcasting revenues are principally from national and local advertisers and the NBC and UPN networks. Revenue is recognized as the advertisements or network programming are broadcast, net of any agency commissions.

    FILM CONTRACT RIGHTS AND OBLIGATIONS
    Film contract rights and the related obligations are recorded at gross contract prices when the program is available for its first showing. The costs of exhibition rights are charged to income on a basis related to the terms of the agreement or the usage and estimated revenue realization of the films. Syndicated products and feature program packages are amortized on an accelerated basis over the contract term which is generally 1 to 4 years. Special programs are amortized on a cost per run basis.

    The value of film contract rights is evaluated regularly, and if necessary, adjusted to reflect the lower of unamortized cost or estimated net realizable value on a program by program basis.

    BARTER AND TRADE TRANSACTIONS
    The Partnership enters into barter and trade transactions where advertising time is exchanged for programming rights, goods or services. Revenue and expense related to these transactions are recorded at the estimated fair value of the items exchanged. Revenue is recorded when the advertisement airs. Goods and services are reported when received or used, and programming rights are amortized over the corresponding contract period. All barter related receivables and payables are netted for financial statement purposes and recorded as either other receivables or accrued liabilities on the balance sheet.

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    INTANGIBLE ASSETS
    Intangible assets consist principally of a FCC license and network affiliation which are being amortized over 15 years.

    ADVERTISING
    Advertising costs, including radio and cable television, are expensed as incurred.

    INCOME TAXES
    No provision has been made in the accompanying financial statements for the partners' income tax liabilities arising from income of the Partnership. Income tax payments for the partners are generally made by the Partnership and are charged to the partners as withdrawals.

    UNAUDITED INTERIM FINANCIAL DATA
    The interim financial data for the six months ended June 30, 1997 and 1998 and for the nine months ended September 30, 1997 and 1998 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

2.  INVESTMENTS
    Investments classified as "held-to-maturity" totaled $1,045,180 and $100,000 at December 31, 1996 and 1997, respectively. Such investments were comprised of municipal and agency debt securities with maturities less than 90 days.

    Investments classified as "available for sale" totaled $3,966,420 at December 31, 1996. Such investments were comprised of municipal and agency debt securities with maturities ranging from 1997 to 1998. There were no investments classified as "available for sale" at December 31, 1997.

3.  BALANCE SHEET COMPONENTS
    Property, equipment and improvements consist of the following:

                                                           December 31,

                                                    1996                 1997

    Land                                     $     375,630        $     506,365
    Buildings and improvements                  11,280,204           13,297,733
    Towers                                       3,612,776            4,795,655
    Antenna and transmitter equipment            2,262,427            3,255,040
    Technical equipment                         18,226,873           17,055,184
    Transportation equipment                     2,965,840            3,444,490
    Office furniture and equipment               5,184,800            5,064,016
    Earth station                                  310,307              348,150
    Construction in progress                       224,320              157,785
                                             -------------        -------------
                                                44,443,177           47,924,418

    Less accumulated depreciation              (33,521,924)         (31,735,576)
                                             -------------        -------------
                                             $  10,921,253        $  16,188,842
                                             -------------        -------------

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Accrued liabilities consists of the following:

                                                          December 31,

                                                   1996                1997

    Accrued legal expense                   $       20,719       $      619,347
    Accrued commissions payable                    349,526              218,413
    Accrued donation to related party            1,054,000                    -
    Accrued interest                                     -              648,687
    Other                                          406,477              836,337
                                            --------------       --------------
                                            $    1,830,722       $    2,322,784
                                            --------------       --------------

4.  TIME BROKERAGE AND OPTION AGREEMENTS
    The Partnership has entered into a Time Brokerage Agreement with Channel 58, Inc., the broadcast license holder of KQCA-TV, which provides for the payment of a fee to Channel 58, Inc. in exchange for the right to program the station and retain the related broadcasting revenues. See Note 7 for future minimum payments under this agreement.

    As part of the Time Brokerage Agreement, the Partnership paid $500,000 to Channel 58, Inc. for the option to purchase the station in the event the Federal Communications Commission modifies its rules which currently prohibits a broadcaster from owning two broadcast licenses in the same market. Upon exercise of the option, the Partnership would be required to make an additional payment of approximately $325,000 and assume Channel 58, Inc.'s existing debt totaling $1,156,000 at December 31, 1997. The option expires at the end of the term of the Time Brokerage Agreement which is December 31, 2004, assuming a five year renewal option will be exercised.

    Under the terms of an equipment put option, the Partnership has also agreed to purchase Channel 58, Inc.'s equipment at fair market value, in the event Channel 58, Inc. defaults under its loan agreement and the lender is unable to sell the equipment to a third party.

5.  FILM CONTRACT OBLIGATIONS AND COMMITMENTS
    Obligations at December 31, 1997, for recorded film contracts and for contracts which have not been recorded because they relate to future programming, are due as follows:

                                                                     Future
    Year ending                              Recorded                Period
    December 31,                            Obligations            Commitments

       1998                                $    4,474,016         $   2,260,230
       1999                                     1,850,593             4,753,201
       2000                                     1,564,264             4,827,568
       2001                                       266,175             3,414,429
       2002                                             -               850,913
                                           --------------         -------------

                                           $    8,155,048         $  16,106,341
                                           --------------         -------------

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Management has estimated the fair value of the recorded film contract obligations at approximately $7,540,000 as of December 31, 1997 based on future cash flows discounted at the Partnership's current borrowing rate.

6.  LONG-TERM DEBT
    During 1997, the Partnership repaid all borrowings outstanding under a note agreement with an insurance company. These borrowings totaled $2 million at December 31, 1996. In addition, the Partnership was a co-borrower with KTC on a note agreement totaling $1.5 million at December 31, 1996, which was recorded as an obligation on KTC's financial statements. This note was also paid in 1997 by KTC.

    The Partnership has guaranteed the bank debt of the two LLC Partners, which totaled $255 million at December 31, 1997. The debt was incurred to finance the Partner transactions discussed at Note 1. The portion of the total debt attributable to the purchase of Partnership interests has been reflected in the Partnership's financial statements as a result of push down accounting.

    The debt agreement is composed of a working capital revolving credit facility and a reducing revolving credit facility. This credit agreement expires in 2005. Maximum borrowings under the working capital revolving credit facility are $10 million, for which no borrowings were outstanding at December 31, 1997. Borrowings under the working capital revolving credit facility are subject to an annual 30 day principal reduction period, during which borrowings may not exceed $5 million. The maximum loan balance under the reducing revolving credit facility is $260 million, which reduces to $120 million by 2005. Principal reductions are required as follows:

                                              Other
                     Partnership            Guaranteed
                      Borrowings            Borrowings                Total
    1998            $  1,882,000          $   3,118,000         $    5,000,000
    1999               5,640,000              9,360,000             15,000,000
    2000               6,580,000             10,920,000             17,500,000
    2001               5,640,000              9,360,000             15,000,000
    2002               6,580,000             10,920,000             17,500,000
    2003               6,580,000             10,920,000             17,500,000
    2004               8,460,000             14,040,000             22,500,000
    2005              54,631,000             90,369,000            145,000,000
                    ------------          -------------         --------------

                    $ 95,993,000          $ 159,007,000         $  255,000,000
                    ------------          -------------         --------------

    The debt agreement has a variable interest rate and includes offshore and base rate pricing options. Certain interest rate swap agreements were in place at December 31, 1997 as required under the loan agreement. The borrowers also pay a commitment fee on unused credit facilities which starts at .375% and decreases with a decline in the leverage ratio. The borrowers' effective interest rate at December 31, 1997 was 7.9795%. The interest rate also decreases with a decline in the leverage ratio.

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Among other provisions, the loan agreement limits or restricts future liens on Partnership assets, asset dispositions, leasing activity, merger activity, loans and investments, future indebtedness, contingent obligations and Partner withdrawals. In addition, the Partnership, the LLC Partners and the related limited partnership of Kelly Television Co. (KTC), must maintain certain financial ratios including maximum leverage, interest coverage and fixed charge coverage ratios.

7.  COMMITMENTS AND CONTINGENCIES

    FINANCIAL INSTRUMENTS
    The related LLC's have entered into interest rate swap agreements with two financial institutions as of December 31, 1997 in notional amounts totaling $127,500,000. The agreements were entered into for the purpose of managing fluctuations in interest rates on the variable rate debt described above. The terms of the swap agreements extend through 2005. The fair value of these agreements, based upon estimated current settlement costs, totaled ($1,594,000) at December 31, 1997. Exposure to credit loss could occur when the fair value of the agreements is a net receivable. The Partnership is a guarantor of the LLC's obligations under these agreements. The financial institutions are well capitalized and management considers the risk of credit loss to be minimal.

    LEASES AND TIME BROKERAGE AGREEMENT
    The Partnership leases certain facilities under noncancelable operating leases. In addition, as discussed at Note 4, the Partnership has entered into a Time Brokerage Agreement with another television station. Future minimum payments by year under these leases and the Time Brokerage Agreement (assuming a five year renewal option is exercised) are as follows:

                                                                       Time
     Year ending                            Operating                Brokerage
     December 31,                             Leases                   Fees

        1998                               $     191,259         $   1,020,000
        1999                                     164,654             1,260,000
        2000                                     117,668               828,000
        2001                                      90,484               480,000
        2002                                      62,602               504,000
     Thereafter                                  539,464             1,080,000
                                           --------------        --------------

                                           $    1,166,131        $    5,172,000
                                           --------------        --------------


    Rental expense charged to operations in 1995, 1996 and 1997 totaled $148,246, $164,437 and $185,795, respectively. Time brokerage fees were $1,152,000, $1,152,000 and 1,020,000 in 1995, 1996 and 1997.

    CONTINGENCIES
    The Partnership is party to claims and lawsuits arising in the ordinary course of business. While the outcome of these matters is not presently determinable, in the opinion of management, they are not expected to have a material effect on the financial position or results of operations of the Partnership.

KELLY BROADCASTING CO. (A Limited Partnership)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The Partnership has guaranteed other bank debt incurred by a limited partner in connection with the purchase of a separate partnership interest. The debt totaled $10,140,000 at December 31, 1997.

8.  DEFERRED COMPENSATION AND PROFIT-SHARING PLAN
    All employees with a minimum of one year of service are eligible to participate in the Kelly Group Tax Deferred Investment Plan, a deferred compensation and profit-sharing plan. The Partnership, at its discretion, makes certain matching or other contributions to the Plan. Contributions charged to operations during 1995, 1996 and 1997 were $257,561, $270,513 and $324,984, respectively.

9.  RELATED PARTY TRANSACTIONS
    In 1995, 1996 and 1997, KTC paid a management fee to the Partnership of $234,000, $144,000 and $144,000. Additionally, included in accounts receivable are amounts due from KTC and a related production company totaling $206,509 and $247,515 at December 31, 1996 and 1997, respectively.

    In 1995, the Partnership made contributions of investments in common stock of two public companies with a combined book value $387,488 and a cash contribution of $250,000 to the Kelly Foundation, a non-profit private foundation principally sponsored by the Partnership. Additionally, the Partnership made a contribution of $1,054,000 to the Kelly Foundation, during 1996. No contributions were made by the Partnership to the Kelly Foundation during 1997.

10. SUBSEQUENT EVENT (UNAUDITED)
    In August 1998 Kelly Broadcasting Co. entered into a merger agreement with Kelly Acquisition Corp., a wholly-owned subsidiary of Hearst-Argyle Television, Inc., whereby Kelly Acquisition Corp. agreed to purchase the equity interests of the Partnership for cash.